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                                   EXHIBIT 1
                                   ---------

                         AGREEMENT DATED March 7, 2001

                      RE:  JOINT FILING OF SCHEDULE 13D/A

     The undersigned agree that

     (i) each of them is individually eligible to use the Schedule 13D/A attached hereto;

     (ii) the attached Schedule 13D/A is filed on behalf of each of them; and

     (iii) each of them is responsible for the timely filing of such Schedule 13D/A and any amendments thereto, and for the completeness and accuracy of the information therein concerning him or itself; but none of them is responsible for the completeness or accuracy of the information concerning other persons making the filing, unless he or it knows or has reason to believe that such information is inaccurate.

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Dated:  March 7, 2001                                          CITICORP BANKING CORPORATION


                                                               By:  /s/  William Wolf
                                                                  ----------------------------
                                                               Name:     William Wolf
                                                               Title:    Senior Vice President


                                                               CITICORP

                                                               By:  /s/  Joseph B. Wollard
                                                                  --------------------------
                                                               Name:     Joseph B. Wollard
                                                               Title:    Assistant Secretary


                                                               CITIGROUP HOLDINGS COMPANY

                                                               By:  /s/  Joseph B. Wollard
                                                                  ---------------------------
                                                               Name:     Joseph B. Wollard
                                                               Title:    Assistant Secretary


                                                               CITIGROUP INC.

                                                               By:  /s/  Joseph B. Wollard
                                                                  ------------------------
                                                               Name:     Joseph B. Wollard
                                                               Title:    Assistant Secretary


                                                               DRI GROUP LLC

                                                               By:  /s/  Richard M. Cashin, Jr.
                                                                  -----------------------------
                                                               Name:     Richard M. Cashin, Jr.
                                                               Title:    Manager
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